May 28, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:       Easy Energy, Inc.

File Reference No. 000-53002

We have read Easy Energy, Inc’s statements included in Item 4.01 on Form 8-K. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Berman & Company, P.A

Berman & Company, P.A.